Exhibit 10.39

ZIMMER BIOMET

Via Email

January 6, 2021

NeuroOne Medical Technologies Corporation

ATTN: Dave Rosa

7599 Anagram Drive

Eden Prairie, MN 55344

DaveR@N1MTC.com

Dear Dave:

As a follow-up to our recent discussions, this letter will confirm that the parties have agreed to extend the deadline for the "Design freeze for the SEEG Products" as set forth in Section 6.1(c)(i) of the Exclusive Development and Distribution Agreement ("Agreement") from November 30, 2020 to December 15, 2020.

Other than extension of the SEEG Product design freeze milestone deadline, no other provision of the Agreement shall be amended or modified herein and all other provisions of the Agreement shall remain in full force and effect.

If you are in agreement, please sign and return to me at your earliest convenience.

Very truly yours,

Brian Hatcher

General Manager

CMF, Thoracic and Surgery Assisting Technology

By signing below, NeuroOne Medical Technologies Corporation indicates that it has read and understood the terms of this letter and agrees to the modifications herein.

NEUROONE MEDICAL TECHNOLOGIES CORPORATION

By:	/s/ Dave Rosa
Name:	Dave Rosa
Its:	CEO
Date:	1/6/21